Exhibit 10.8

ADDENDUM

This agreement (the “Addendum”) dated February 20, 2007 to modify that certain Engagement Agreement (the “Agreement”) dated November 17, 2006 by and between CMark International, Inc. located at 9570 Two Notch Road, Suite 4, Columbia, SC 29223 (the “Company”) and Knightsbridge Capital located at 18851 N.E. 29th Avenue, Suite 306, Aventura, FL 33180 (“Knightsbridge”) (collectively, the “Parties”), shall be amended as follows:

Section 3: Compensation.  The paragraph shall now read as follows:

In consideration for the services rendered by Knightsbridge to the Company pursuant to the Engagement (and in addition to the expenses provided for in Paragraph 4 hereof), and throughout the Term of Engagement, the Company shall compensate Knightsbridge as follows, however should the Company decide to use alternative resources for any of the financings facilities delineated on Exhibit A (the “Transactions”) then Knightsbridge shall upon consummation of a Transaction as described herein, only be eligible for 50% of the fees listed in sections 3.1.1 Monthly Retainer and Section 3.1.2 Equity Based Compensation.

The terms and conditions of the November 27, 2006 Agreement is incorporated within.

AGREED AND ACKNOWLEDGED, this 20th day of February, 2007.

CMARK INTERNATIONAL, INC.

By:           /s/   Charles W. Jones, Jr.
Charles W. Jones, Jr.
President

KNIGHTSBRIDGE CAPITAL

By:           /s/  Alyce Schreiber
Alyce Schreiber
Managing Member